Pricing Supplement dated July 7, 2008, as Amended
September 22, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated February 28, 2008)


================================================================================

[RBC LOGO]                                $2,000,000
                           Reverse Convertible Notes due April 13, 2009
                   Linked to the Common Stock of a Single Reference Stock Issuer
                            Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated February 28, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to two (2) separate Reverse Convertible Notes ("RevCon") offering. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. The Notes offered hereby are collectively referred to as the "Notes".

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 July 7, 2008

Issuance Date:                July 10, 2008

Valuation Date:               April 7, 2009

Maturity Date:                April 13, 2009

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Reference Stock:

Rev-   Principal    Reference Stock         Initial Share     Ticker      Annual       Barrier      Monitoring Method       CUSIP
----   ---------    ---------------         -------------     ------      ------       -------      -----------------       -----
Con     Amount                                  Price                   Coupon Rate     Price
---     ------                                  -----                   -----------     -----
No.
---
846    $1,000,000   Monsanto Company        $118.64           MON        16.75%        $71.18      Close of Trading Day   78008GKR2


847    $1,000,000   Potash Corporation of   $209.98           POT        18.85%        $125.99*    Close of Trading Day   78008GKS0
                    Saskatchewan Inc.

* The original pricing supplement date July 7, 2008 included an eroneous Barrier Price for POT. The Barrier Price is now correct.


Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (Annual Coupon Rate/12)

Coupon Payment Dates:         The coupon will be paid on the 13th day of each
                              month during the term on the note, except for the final coupon payment which will be paid at maturity. If any coupon payment date is not a business day, then the coupon will be paid on the following business day.

Term:                         Nine (9) Months

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if       For each $1,000 principal amount of the Notes, the
held to maturity):            investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)   the Final Stock Price is less than the
                                    Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                    Monitoring, at any time during the
                                    Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                    (b) for notes subject to Close of Trading
                                    Day Monitoring, on any day during the
                                    Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery             For each $1,000 principal amount, a number of
Amount:                       shares of the Reference Stock equal to the
                              principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC; global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated
                              February 28, 2008.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 28, 2008 and "Selected Risk Considerations" beginning on page P-5 of this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.


The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 98%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
RevCon 846                                100%                         2.00%                        98.00%
Total                                  $1,000,000                    $20,000.00                   $980,000.00

RevCon 847                                100%                         2.00%                        98.00%
Total                                  $1,000,000                    $20,000.00                   $980,000.00



                         RBC Capital Markets Corporation
                   July 7, 2008, as Amended September 22, 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated February 28, 2008:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465908000498/
     f22780424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                   If the closing market    If the closing market
                                        price of the            price of the
                                      Reference Stock       Reference Stock falls
                                    does not fall below       below the Barrier
                                    the Barrier Price on      Price on any day        Hypothetical     Hypothetical
                                     any day during the          during the             Physical           Cash
                                     Monitoring Period:      Monitoring Period:         Delivery         Delivery
                                                                                      Amount as a       Amount as a
       Hypothetical Final               Hypothetical            Hypothetical           Number of       Percentage of
   Share Price as Percentage        Payment at Maturity      Payment at Maturity     Shares of the         the
              of                      as Percentage of        as Percentage of         Reference         Principal
      Initial Share Price             Principal Amount        Principal Amount           Stock            Amount
      -------------------             ----------------        ----------------           -----            ------
            200.00%                       100.00%                  100.00%                n/a              n/a

            175.00%                       100.00%                  100.00%                n/a              n/a

            150.00%                       100.00%                  100.00%                n/a              n/a

            125.00%                       100.00%                  100.00%                n/a              n/a

            100.00%                       100.00%                  100.00%                n/a              n/a

             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                              Delivery Amount

             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                               Delivery Amount

             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                              Delivery Amount

             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                              Delivery Amount

             79.50%                         n/a               Physical or Cash            10              79.50%
                                                              Delivery Amount

             50.00%                         n/a               Physical or Cash            10              50.00%
                                                              Delivery Amount

             25.00%                         n/a               Physical or Cash            10              25.00%
                                                              Delivery Amount

              0.00%                         n/a               Physical or Cash            10               0.00%
                                                              Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 28, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and a put option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 28, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments -- The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 28, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 28, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 846 (MON) 78008GKR2: 3.20% of each stated interest payment (16.75% in total) will be treated as an interest payment and 13.55% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 847 (POT) 78008GKS0: 3.20% of each stated interest payment (18.85% in total) will be treated as an interest payment and 15.65% of each stated interest payment (18.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 28, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 28, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stock

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals. It has two segments: Seeds and Genomics and Agricultural Productivity. Through its Seeds and Genomics segment, it produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds. It also provides other seed companies with genetic material and biotechnology traits for their seed brands. Through its Agricultural Productivity segment, the Company manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

     o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167.

o Potash Corporation of Saskatchewan Inc. is an integrated fertilizer and related industrial and feed products company. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and the one in New Brunswick. Its nitrogen operations involve the production of nitrogen fertilizers and nitrogen feed and industrial products, including ammonia, urea, nitrogen solutions, ammonium nitrate and nitric acid. It has nitrogen facilities in Georgia, Louisiana, Ohio and Trinidad. The Company's phosphate operations include the manufacture and sale of solid and liquid phosphate fertilizers, animal feed supplements and industrial acid, which is used in food products and industrial processes. It indirectly holds all outstanding interests in PCS Joint Venture, Ltd., which formerly manufactured, processed and distributed fertilizer and other agricultural supplies from plants located in Florida and Georgia.

     o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.



Historical Information

The graph below sets forth the historical performance of the Reference Stock. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of the Reference Stock. The information provided in this table is for the four quarters of 2005, 2006 and 2007, the first and second quarters of 2008, as well as for the period from July 1, 2008 through July 7, 2008. (If no price is provided in the table for a particular period that indicates that the Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the market price of the Reference Stock on the Valuation Date. We cannot give you assurance that the performance of the Reference Stock will result in any return in addition to your initial investment.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
    01/01/2005            03/31/2005               32.51                   25                       32.25
    04/01/2005            06/30/2005               34.4                    27.755                   31.435
    07/01/2005            09/30/2005               34.615                  27.8                     31.375
    10/01/2005            12/30/2005               39.925                  28.19                    38.765

    01/01/2006            03/31/2006               44.18                   39.095                   42.375
    04/01/2006            06/30/2006               44.88                   37.905                   42.095
    07/01/2006            09/29/2006               48.45                   40.925                   47.01
    09/30/2006            12/29/2006               53.49                   42.75                    52.53

    01/01/2007            03/30/2007               57.08                   49.1                     54.96
    03/31/2007            06/29/2007               68.81                   54.34                    67.54
    06/30/2007            09/28/2007               86.9                    58.5                     85.74
    09/29/2007            12/31/2007              116.25                   82.51                   111.69

    01/01/2008            03/31/2008              129.28                   90.5                    111.5
    04/01/2008            06/30/2008              145.8                   104.6                    126.44
    07/01/2008            07/07/2008              126.91                  114.76                   118.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Potash Corp of Saskatchewan (POT)
                                (Jul-98 - Jul-07)
                                 [CHART OMITTED]



                                               High Intra-Day        Low Intra-Day Price      Period-End Closing
                                                Price of the          of the Reference      Price of the Reference
   Period-Start           Period-End         Reference Stock in           Stock in               Stock in ($)
       Date                  Date                   ($)                     ($)
       ----                  ----                   ---                     ---                  ------------
    01/01/2005            03/31/2005               30.6667                 24.302                   29.17
    04/01/2005            06/30/2005               35.5567                 26.4233                  31.86
    07/01/2005            09/30/2005               38.3833                 30.95                    31.1067
    10/01/2005            12/30/2005               31.1067                 24.2567                  26.74

    01/01/2006            03/31/2006               33.08                   26.05                    29.3633
    04/01/2006            06/30/2006               35.4667                 26.28                    28.6567
    07/01/2006            09/29/2006               35.4933                 27.3433                  34.73
    09/30/2006            12/29/2006               49.0633                 33.8333                  47.8267

    01/01/2007            03/30/2007               56.3533                 44.05                    53.31
    03/31/2007            06/29/2007               80.85                   52.8233                  77.97
    06/30/2007            09/28/2007              109.4                    71.5                    105.7
    09/29/2007            12/31/2007              151.9                    97.36                   143.96

    01/01/2008            03/31/2008              166.4                   105.52                   155.21
    04/01/2008            06/30/2008              241.62                  150.44                   228.57
    07/01/2008            07/07/2008              226.81                  201.66                   209.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about July 10, 2008, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 28, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 28, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $2,000,000



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                  Reverse Convertible Notes due April 13, 2009

          Linked to the Common Stock of a Single Reference Stock Issuer




                   July 7, 2008, as Amended September 22, 2008